                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERM OR RENEWAL PERIOD AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.

      THIS AGREEMENT is made as of the 6th day of March, 2004, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and W. MICHAEL KIPPHUT (the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company desires to assure itself of the Executive's continued employment in an executive capacity as the Company's Group Executive and Senior Vice President, Finance; and

      WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

      1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Agreement, the Company shall employ the Executive during the Term (as hereinafter defined) as its Group Executive and Senior Vice President, Finance. The Executive shall report to the Office of the Chairman, which will comprise the Chairman of the Board of Directors, the Chief Executive Officer, and the President of the Company. The Executive accepts such employment and agrees to devote his/her best efforts and entire business time, skill, labor, and attention to the performance of such duties. During the Term, the Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines in good faith that such activities conflict with the Executive's performance of his/her duties hereunder, the Executive shall promptly cease such activities to the extent as directed by the Board of Directors. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the Company; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

      2. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in Section 6 hereof, the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue through and including the close of business on the date set forth on Exhibit A attached hereto and incorporated herein (such Term shall herein be defined as the "Term"). Provided, however, that the Term shall renew automatically for successive two (2) year periods ("Renewal Periods") unless either party gives written notice of termination at least that number of days set forth on Exhibit A before the end of the Term or

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 1

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                                                              W. Michael Kipphut

Renewal Period, as applicable ("Renewal Notice Period"). The Executive agrees that some portions of this Agreement, including Sections 4, 5, AND 6 hereof, will remain in force after the termination of this Agreement.

      3. COMPENSATION.

      (a) Base Salary and Bonus. As compensation for the Executive's services under this Agreement, the Executive shall receive and the Company shall pay a weekly base salary set forth on Exhibit A. Such base salary may be increased but not decreased during the Term in the Company's discretion based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled during the Term to a performance bonus set forth on Exhibit A and to participate in and receive payments from, at the Company's election, other bonus and other incentive compensation plans, if any, as may be adopted by the Company and made available to other similarly-situated executive officers of the Company.

      (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

      (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit A and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its similarly-situated executive officers generally.

      4. CONFIDENTIAL INFORMATION.

      (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company's technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term or Renewal Period hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

      (b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company's operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company's property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during the Executive's employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive's possession to the Company upon termination of the Executive's employment, or at any other time at the Company's request.

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 2

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                                                              W. Michael Kipphut

      (c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney's fees and costs.

      5. COVENANT NOT-TO-COMPETE AND NO SOLICITATION. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company's Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions are to protect the relationship which exists between the Company and its Client while Executive is employed and after Executive leaves the employ of the Company. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive's employment with the Company.

            (a) Executive acknowledges the following:

                  (1) The Company expended considerable resources in obtaining contracts with its Clients;

                  (2) The Company expended considerable resources to recruit and hire employees who could perform services for its Clients;

                  (3) Through his/her employ with the Company, Executive will develop a substantial relationship with the Company's existing or potential Clients;

                  (4) Executive will be exposed to valuable confidential
            business information about the Company, its Clients, and the Company's relationship with its Client;

                  (5) By providing services on behalf of the Company, Executive will develop and enhance the valuable business relationship between the Company and its Client;

                  (6) The relationship between the Company and its Client
            depends on the quality and quantity of the services Executive performs;

                  (7) Through employment with the Company, Executive will
            increase his/her opportunity to work directly for the Client or for a competitor of the Company; and

                  (8) The Company will suffer irreparable harm if Executive
            breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.

            (b) Executive agrees that:

                  (1) The relationship between the Company and its Client
            (developed and enhanced when the Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

                  (2) The Company's legitimate business interest is protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

                  (3) The business relationship which is created or exists
            between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and

                  (4) Executive will not seek to take advantage of opportunities which result from his/her employment with the Company and that entering into the Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company's business relationship with its Clients.

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 3

                                                              W. Michael Kipphut

            (c) Restrictions on Executive. During the term of this Agreement and for a period of time set forth on Exhibit A after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he/she shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

                  (1) Directly or indirectly engage in, continue in, or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                  (2) Consult with, advise, or assist in any way, whether or not for consideration of any kind, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or engaging in any form of transaction whether or not on an arm's length basis with any such competitor;

                  (3) Provide or attempt to provide or solicit the opportunity to provide or advise others of the opportunity to provide any services of the type Executive performed for the Company or the Company's Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company;

                  (4) Retain or attempt to retain, directly or indirectly, for itself or any other party, the services of any person, including any of the Company's employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through the Company or through any Client for which Executive has performed services in any capacity on behalf of the Company;

                  (5) Engage in any practice, the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business or the Company; provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended; or

                  (6) For purpose of these Covenant Not-to-Compete and No
            Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company's Clients. The Executive agrees that, for the purpose of Sections 5(c)(1), 5(c)(2), and 5(c)(4), the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area that is within 50 miles of any of the Company's business locations. For purposes of Section 5(c)(3), the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company's Clients conduct business at any time during the Term of this Agreement. For purposes, this Agreement, "Clients" means any person or entity to which the Company provides or has provided within a period of one
            (1) year prior to the Executive's termination of employment, labor, materials or services for the furtherance of such entity's or person's business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company.

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 4

                                                              W. Michael Kipphut

            (d) Enforcement. These Covenant Not-to-Compete and No Solicitation provisions shall be construed and enforced under the laws of the State of Florida. In the event of any breach of this Covenant Not-to-Compete, the Executive recognizes that the remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-to-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed only to the extent necessary to render it enforceable.

            e) In an action to enforce or challenge these Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney's fees and costs.

            f) By signing this Agreement, the Executive acknowledges that he/she understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

      6. TERMINATION

      (a) Death. The Executive's employment hereunder shall terminate upon his/her death. The Company shall pay Executive's estate all accrued but unpaid base salary and bonus and all accrued but unused vacation time through the date of death.

      (b) Disability. If during the Term the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his/her duties hereunder on substantially a full-time basis as determined by the Company in its reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon not less than thirty (30) days' written notice.

      (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder:
(i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company; (ii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iii) for the Executive's neglect of his/her duties hereunder or the Executive's refusal to perform his/her duties or responsibilities hereunder as determined by the Company's Board of Directors in good faith; (iv) consistent failure to achieve goals established by the Board of Directors or their designee(s), provided that such goals are presented in writing or otherwise communicated to Executive; (v) gross incompetence; (vi) for the Executive's violation of this Agreement, including, without limitation,
Section 5 hereof; (vii) chronic absenteeism; (viii) for use of illegal drugs;
(ix) insobriety by the Executive while performing his or her duties hereunder; and (x) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

      (d) Non-Compete Payment. In the event of a termination of the Executive's employment pursuant to Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) specified in
Section 6(a) above or provided below, shall immediately cease and terminate. In the event of termination by the Company of the Executive's employment with the Company for any reason other than pursuant to Section 6(c), the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect through the full stated Term of this Agreement; and additionally, from the end of the Term of this Agreement through the non-

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 5

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                                                              W. Michael Kipphut

compete period stated on Exhibit "A", the Company shall pay the Executive Not-to-Compete pay in equal biweekly installments ("Non-Compete Payment Installments") in the amount set forth on Exhibit A ("Non-Compete Payment"). Such Non-Compete Payment, however, shall not be required to be paid by the Company if the Company elects, in its sole discretion, to release the Executive from the Covenant Not-to-Compete set forth in Section 5 hereof. Additionally, if the Company commences paying Executive Non-Compete Payment Installments and subsequently elects in the future, in its sole discretion, to release Executive from the Covenant Not-to-Compete and gives notice to Executive, then, at the effective date of such notice, Executive shall no longer be subject to the Covenant Not-to-Compete, and no further Non-Compete Payment Installment shall be due or payable to Executive. If the Company terminates the Executive's employment pursuant to Section 6(c) or the Executive terminates such employment, the Executive shall not be entitled to the Non-Compete Payment, and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect. Notwithstanding anything to the contrary herein contained, the Executive shall receive all compensation and other benefits to which he or she was entitled under this Agreement or otherwise as an executive of the Company through the termination date.

      7. NOTICE. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive, to the address set forth on the signature page.

            If to the Company:    Sykes Enterprises, Incorporated
                                  400 North Ashley Drive, Suite 2800
                                  Tampa, Florida 33602
                                  Attention: Group Executive and Sr. VP Human
                                             Resources

                                  with a copy to:

                                  Sykes Enterprises, Incorporated
                                  400 North Ashley Drive, Suite 2800
                                  Tampa, Florida 33602
                                  Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

      8. ENFORCEMENT AND GOVERNING LAW. It is stipulated that a breach by Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive's successors or assigns or by successor assigns.

            The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts' exercise of personal jurisdiction over them.

      In the event action is brought by either party to enforce any of the terms and conditions set forth herein, the prevailing party is entitled to recover its reasonable attorneys' fees and costs.

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 6

                                                              W. Michael Kipphut

      9. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive's employment with the Company is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his/her heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his/her or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

      10. PLACE OF PERFORMANCE. During the Term, Executive's principal place of business shall be located in Tampa, Florida.

      11. TERMINATION AFTER CHANGE OF CONTROL. In the event Executive's employment hereunder is terminated by the Company for any reasons set forth in
Section 6(a), (b), or (c), or by the Executive (other than for Good Reason, defined herein below), then this Section 11, dealing with Change of Control, shall have no effect, and Executive shall not be entitled to any Change of Control Termination Payment in such event. If, however, Executive's employment hereunder is terminated after a Change of Control (i) by the Executive for Good Reason; or (ii) by the Company (or any successor thereto or assignee thereof) other than pursuant to Section 6(a), (b), or (c), then, in that event, Executive shall receive (in equal installments over two years and in accordance with Company policy immediately prior to such termination) an amount to be determined by multiplying by two (2) Executive's base salary and earned bonus (regardless of whether such bonus is paid by the Company) for the calendar year immediately prior to such termination ("Change of Control Termination Payment"). A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

            (i) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, immediately after the annual meeting of shareholders of the Company held in 2003, constituted the Board of Directors and any new directors (other than directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote or at least two-thirds (2/3) of the directors then still in office who either were directors immediately after the annual meeting of shareholders of the Company held in 2003 or whose appointment, election or nomination for election was previously so approved; or

            (ii) the stockholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share continuing to represent (either by remaining outstanding or by being converted into the right to receive voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than John H. Sykes) is or becomes the beneficial owner,

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
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

                                                              W. Michael Kipphut

directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the annual meeting of shareholders of the Company held in 2003 pursuant to express authorization by the Board that refers to this exception) representing 45% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

            (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

            Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets the Company immediately following such transaction or series of transactions.

            The Executive may terminate his own employment pursuant to and only after the condition of this Section 11 has occurred for Good Reason; and the Company expressly acknowledges and agrees that, upon such termination, the Executive shall be entitled to the Change of Control Termination Payment, as hereinafter defined, to which the Executive, but for such termination, would otherwise be entitled. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events subsequent to a Change of Control:
(i) any reduction of the Base Salary or any other compensation or benefits (other that the Performance Bonus); or (ii) any other material adverse change to the terms and conditions of the Executive's employment, including but not limited to any diminution of the Customary Duties (as herebelow defined).

            Subsequent to a Change of Control, the Executive shall continue to hold such office and such level of authority and responsibility within the Company either (a) as was held immediately prior to such Change of Control or
(b) of such scope, importance and influence as is customarily associated with the office held by him at the time of such Change of Control (hereinafter collectively referred to as the "Customary Duties").

      12. ARBITRATION OF DISPUTES.

      (a) Duty to Arbitrate. Except for any claim by the Company to enforce the restrictive covenants set forth in Sections 4 and 5 above, Company and Executive agree to resolve by binding arbitration any claim or controversy arising out of or related to Executive's employment by Company or this Agreement, to include all matters directly or indirectly related to your recruitment, employment or termination of employment by the Company including, but not limited to claims involving laws against discrimination whether brought under federal and /or state law, and/or claims involving co-employees but excluding workers compensation claims, whether such claim is based in contract, tort, statute, or any other legal theory, including any claim for damages, equitable relief, or both. The duty to arbitrate under this Section extends to any claim by or against any officer, director, shareholder, employee, agent, representative, parent, subsidiary, affiliate, heir, trustee, legal representative, successor, or assign of either party making or defending any claim that would otherwise be arbitrable under this Section. However, this Section shall not be interpreted to preclude either party from petitioning a court of competent jurisdiction for temporary injunctive relief, solely to preserve the status quo pending arbitration of the claim or controversy, upon a proper showing of the need for such relief.

      (b) The Arbitrator. A single arbitrator will conduct the arbitration in Tampa, Florida, U.S.A., in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and judgment upon the written award rendered by the arbitrator may be entered in any court of competent jurisdiction. Notwithstanding the application of the Rules, however, discovery in the arbitration, including interrogatories, requests for production, requests for admission, and depositions, will be fully available and governed by the Federal Rules of

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 8

                                                              W. Michael Kipphut

Civil Procedure and Local Rules of the United States District Court for the Middle District of Florida. The parties may agree upon a person to act as sole arbitrator within thirty (30) days after submission of any claim or controversy to arbitration pursuant to this Section. If the parties are unable to agree upon such a person within such time period, an arbitrator shall be selected in accordance with the Rules. The arbitrator will not have the power to award punitive or exemplary damages.

      (c) Limitations Period. The parties agree that any claim or controversy that would be arbitrable under this Section must be submitted to arbitration within one (1) year after the claim or controversy arises and that a failure to institute arbitration proceedings within such time period shall constitute an absolute bar to the institution of any proceedings, in arbitration or in any court, and a waiver of all such claims. This Section will survive the expiration or early termination of this Agreement.

      (d) Governing Law. This Agreement shall be governed in its construction, interpretation, and performance by the laws of the State of Florida, without reference to law pertaining to conflict of laws. However, the Federal Arbitration Act, as amended, will govern the interpretation and enforcement of this Section.

      (e) Attorneys' Fees. The prevailing party in any arbitration or dispute, or in any litigation, arising out of or related to Executive's employment by Company or this Agreement, shall be entitled to recover all costs and reasonable attorneys' fees incurred on all levels and in all proceedings, including, but not limited to, arbitration, filing, hearing, processing, and witness fees, and any other costs and fees incurred, in any investigations, arbitrations, trials, bankruptcies, and appeals.

      (f) Severability. Each part of this Section is severable. A holding that any part of this Section is unenforceable will not affect the duty to arbitrate under this Section.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYKES ENTERPRISES, INCORPORATED                 EXECUTIVE

By: /s/ Jenna R. Nelson                /s/ W. Michael Kipphut
    -------------------                ----------------------

                                                Address:
                                                ________________________________

                                                ________________________________

Executive/ Term or Renewal Period    Sykes Enterprises Inc.
Revised 7/03                             Page Number 9

                                                              W. Michael Kipphut

                        EXHIBIT A TO EMPLOYMENT AGREEMENT

Term:                    Through March 5, 2006

Base Salary:             $7,086.54 per week

Performance Bonus:       0% - 75% of annual base salary and based on the
                         following components:

                         75% Consolidated EBIT
                         25% Key Performance Indicators ("KPI")

                         Performance bonus payments will be made in accordance with the Company's standard policy for the payment of performance bonuses.

Fringe Benefits:         Standard executive fringe benefits

Renewal Notice Period    Three hundred and sixty five (365) days

THE COMPANY RESERVES THE RIGHT, AT ITS SOLE DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE BONUSES OR OTHER BENEFITS.

IN WITNESS WHEREOF, the parties have executed this Exhibit A to the Employment Agreement as of the 6th day of March, 2004.

SYKES ENTERPRISES, INCORPORATED             EXECUTIVE

By: /s/ Jenna R. Nelson                    /s/ W. Michael Kipphut
    --------------------                   ------------------------